THE BOEING COMPANY

Debt Securities

UNDERWRITING PROVISIONS

February 6, 2003

        1.    Introductory.    The Boeing Company, a Delaware corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) or such other registration statement that may be filed by the Company ("Registered Securities"). The Registered Securities will be issued under an indenture, dated as of February 1, 2003 ("Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with the terms of offering determined at the time of sale. The provisions contained in these Underwriting Provisions are hereinafter referred to as the "Provisions".

        The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 or if not referred to in Section 3 then the Underwriter first named in the Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in these Provisions (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

        2.    Representations and Warranties of the Company.    The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, the several Underwriters that:

          (a)  A registration statement (No. 333-99509), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as filed or to be filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the execution and delivery of the applicable Terms Agreement; and provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) (the "Rule 462(b) Registration Statement") of the rules and regulations promulgated under the Act (the "1933 Act Regulations"), then after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          All references in these Provisions to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in these Provisions to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

          (b)  On its effective date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the applicable rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or the Form T-1. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations.

          (c)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company's ability to perform its obligations under the Offered Securities and the Indenture in any material respect (a "Material Adverse Effect").

          (d)  Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a "Material Subsidiary" and together the "Material Subsidiaries") has been duly incorporated and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Prospectus; and each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or ownership interests of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances except for such liens or encumbrances that would not have a Material Adverse Effect.

          (e)  The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby; the Offered Securities have been duly authorized; and when the Offered Securities are executed, authenticated, issued and delivered and paid for in the manner provided for in the Terms Agreement and in the Indenture on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus; and the Indenture (assuming due authorization, execution and delivery thereof by the Trustee) and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (f)    The Company has applied to have the Offered Securities listed with the stock exchange, if any, indicated in the Terms Agreement, subject to notice of issuance.

          (g)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the Provisions) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

          (h)  The execution, delivery and performance of the Indenture and the Terms Agreement (including the Provisions), and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) to the knowledge of the Company, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary of the Company (provided however that enforcement of rights to indemnity and contribution in the Terms Agreement may be limited by federal or state securities laws or principles of public policy), or any of their properties, (ii) any material agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Material Subsidiary except in the case of (i) and (ii) where such breach or violation or default would not have a Material Adverse Effect.

          (i)    The Terms Agreement (including the Provisions) has been duly authorized, executed and delivered by the Company.

          (j)    Except as disclosed in the Prospectus, the Company and its Material Subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them which are material to the business of the Company and its subsidiaries consolidated as a single enterprise, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Material Subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions that are not material to the business of the Company and its subsidiaries consolidated as a single enterprise and that would not materially interfere with the use made or to be made thereof by them.

          (k)  Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound except in the case of (ii) where such default would not have a Material Adverse Effect.

          (l)    The Company and its Material Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries, would have a Material Adverse Effect.

          (m)  Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (n)  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (o)  Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or the Terms Agreement (including the Provisions), or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or, contemplated.

          (p)  The financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein) and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.

          (q)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (r)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register under the Investment Company Act of 1940, as amended.

          (s)  To the Company's knowledge, after due inquiry, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants as required by the Act and the Exchange Act.

          (t)    The capitalization of the Company has not materially changed since the date of the Prospectus.

        3.    Purchase, Sale and Delivery of Offered Securities.    The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the Provisions, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representative and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the Prospectus relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

        If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company at a bank acceptable to the Representatives, at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

        4.    Certain Agreements of the Company.    The Company agrees with the several Underwriters that:

          (a)  The Company will file the Prospectus with the Commission pursuant to and in accordance with an appropriate subsection under Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement.

          (b)  At any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c)  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d)  With respect to each sale of Offered Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement in form complying with the provisions of Rule 158 of the 1933 Act Regulations covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

          (e)  The Company will furnish to the Representatives copies of the Registration Statement in the form it became effective (of which the quantity specified in the Terms Agreement will be signed and will include all exhibits) and of all amendments thereto, any related preliminary prospectus, any related preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished promptly following the execution and delivery of the Terms Agreement. All other documents shall be so furnished as soon as available.

          (f)    The Company will endeavour, in cooperation with the Underwriters, to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (g)  The Company will use its reasonable best efforts to effect the listing of the Offered Securities on the stock exchange specified in the Terms Agreement, if any.

          (h)  The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the Provisions) for the preparation and filing of the Registration Statement and all amendments thereto; for the preparation, printing, issuance and delivery of the Offered Securities; for the fees and disbursements of the Company's counsel, accountants and of the Trustee; for the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and the Prospectus and any amendments or supplements thereto; for the delivery to the Underwriters of copies of the Indenture and all supplements and amendments thereto; for any filing fees and other reasonable expenses (including fees and disbursements of outside counsel) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions ("Blue Sky Laws") as the Representatives designate and the preparation of the memoranda relating thereto; for any fees charged by investment rating agencies for the rating of the Offered Securities; for the filing fee incident to any review by the National Association of Securities Dealers, Inc. of the Offered Securities; for the fees and expenses incurred with respect to the listing of the Offered Securities on the stock exchange if any specified in the Terms Agreement; for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses, preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (i)    The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the date of the Terms Agreement and ending at the number of days after the Closing Date specified under "Blackout" in the Terms Agreement.

        5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)  On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating substantially to the effect that:

              (i)  in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder;

            (ii)  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

            (iii)  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

              (B)  if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree in all material respects with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

              (C)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus, in each case in all material respects; or

              (D)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, or to a subsequent specified date not more than three business days prior to the date of such letter, there were any material decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income or net income;

    except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (iv)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus which are specified by the Representatives (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (b)  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of these Provisions. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

          (c)  Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development or event reasonably likely to involve a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d)  The Representatives shall have received an opinion, dated the Closing Date, of Piper Rudnick, counsel for the Company, to the effect that:

              (i)  The Company has been duly incorporated and is in good standing and has a legal corporate existence under the Delaware General Corporation Law ("DGCL"), with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions listed on Schedule 1 in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect;

            (ii)  Boeing Capital Corporation ("BCC") has been duly incorporated and is in good standing and has a legal corporate existence under the DGCL, with power and authority to own its properties and conduct its business as described in the Prospectus; and BCC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions listed on Schedule 2 in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect;

            (iii)  The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are executed, authenticated, issued and delivered and paid for in the manner provided for in the Terms Agreement and in the Indenture on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus; and the Indenture (assuming due authorization, execution and delivery by the Trustee) and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability and except that a waiver of rights under any usury laws may be unenforceable;

            (iv)  The execution, delivery and performance of the Indenture and the Terms Agreement (including the Provisions) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, to such counsel's knowledge, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the DGCL, any federal, Illinois or New York ("Practicing States") statute, any Practicing States' rule, regulation or order of any Practicing States' governmental agency or body or any Practicing States' court having jurisdiction over the Company or BCC (provided however that enforcement of rights to indemnity and contribution in the Terms Agreement may be limited by federal or state securities laws or principles of public policy), except where such breach, violation or default would not have a Material Adverse Effect, and except such as may be required under the securities or Blue Sky Laws of various states in connection with the offer and sale of the Offered Securities;

            (v)  The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and such counsel does not know of any Practicing States legal or governmental proceedings required to be described in the Prospectus which are not described as required;

            (vi)  The Terms Agreement has been duly authorized, executed and delivered by the Company; and

          (vii)  The Registration Statement, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date (in each case excluding the documents incorporated or included by reference therein), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; each of the documents incorporated by reference in the Prospectus, at the time it became effective or was filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or Exchange Act, as the case may be, and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial and statistical data and as to the statement of eligibility on Form T-1 contained in or omitted from the Registration Statement or the Prospectus;

            Such counsel shall also state that it has no reason to believe (which belief shall not constitute an opinion) that the Registration Statement, as of its effective date, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial and statistical data and as to the statement of eligibility on Form T-1 contained in or omitted from the Registration Statement or the Prospectus.

            In giving their opinions required by this Section 5(d), such counsel (A) may rely as to all matters of fact upon certificates and written statements of officers and employees of and accountants for the

    Company and (B) may rely as to the qualification and good standing of each of the Company or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters. In giving their believe required to in the preceding paragraph, such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification.

          (e)  The Representatives shall have received an opinion, dated the Closing Date, of the General Counsel or Assistant General Counsel of the Company, to the effect that:

              (i)  Each Material Subsidiary (excluding BCC) of the Company has been duly incorporated or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Prospectus; and each Material Subsidiary (excluding BCC) of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which it owns or leases material property or conducts material business except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Material Subsidiary (including BCC) of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or ownership interests of each Material Subsidiary (including BCC) owned by the Company, directly or through subsidiaries, is owned, to such counsel's knowledge, free from liens and encumbrances;

            (ii)  To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the Provisions) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

            (iii)  The execution, delivery and performance of the Indenture and the Terms Agreement (including the Provisions) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) to such counsel's knowledge, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Material Subsidiary of the Company (provided however, that enforcement of rights to indemnity and contribution in the Terms Agreement may be limited by federal or state securities laws or principles of public policy), or any of their properties, (ii) any material agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject or (iii) under the charter or by-laws of the Company or any Material Subsidiary, except in the case of (i) and (ii) where such breach, violation or default would not have a Material Adverse Effect, and except such as may be required under the securities or Blue Sky Laws of various states in connection with the offer and sale of the Offered Securities; and

            (iv)  The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown in all material respects; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

            In giving the opinions required by this Section 5(e), such counsel (A) may rely as to all matters of fact upon certificates and written statements of officers and employees of and accountants for the Company and (B) may rely as to the qualification and good standing of each of the Company or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters.

          (f)    The Representatives shall have received from Simpson Thacher & Bartlett, or such other counsel as shall be designated by the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g)  The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a Treasurer or Assistant Treasurer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in these Provisions are true and correct as of the date thereof, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h)  The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under these Provisions and the Terms Agreement.

        6.    Indemnification and Contribution.    (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

        (b)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the Terms Agreement.

        (c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

        (d)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e)  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        7.    Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in these Provisions, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        8.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of outside counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        9.    Certain Agreements of the Underwriters.    Each of the Underwriters agrees that it will not offer, sell, or deliver any of the Offered Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Offered Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company except as set forth in the Terms Agreement (including the Provisions).

        10.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at The Boeing Company, 100 North Riverside Plaza, Chicago, Illinois 60606, Attention: James C. Johnson, Senior Vice President, Assistant General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        11.    Successors.    The Terms Agreement (including the Provisions) will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

        12.    Representation of Underwriters.    The Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the Provisions) taken by the Representatives will be binding upon all the Underwriters.

        13.    Counterparts.    The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.    Applicable Law.    These Provisions and any applicable Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

Schedule 1

Washington

Illinois

California

Missouri

Schedule 2

Illinois

California

THE BOEING COMPANY
("Company")

Debt Securities

TERMS AGREEMENT

        [Date]

To:    The Representative[s] of the Underwriters identified herein

Dear Ladies and Gentlemen:

        The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Provisions dated February    , 2003 filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-99509) ("Underwriting Provisions"), the following securities ("Offered Securities") on the following terms:

    Title: [ %] [Floating Rate]—Notes—Debentures Due                  .

    Principal Amount: $                  .

    Interest:             % per annum, from                  ,                   , payable [semiannually] on                  and                   , commencing                  ,         , to holders of record on the preceding or                  , as the case may be.

    Maturity:                   ,          .

    Optional Redemption:

    Sinking Fund:

    Listing: [                  ]

    Purchase Price:         % of principal amount, plus accrued interest [, if any,] from                  ,        .

    Expected Reoffering Price:         % of principal amount, subject to change by the [Representative[s] [Underwriters].

    Closing: 9:00 A.M. on                  ,        , at Piper Rudnick, 203 North LaSalle Street, Chicago, IL 60601, in Federal (same day) funds.

    Settlement and Trading: Book-Entry Only via DTC.

    Blackout: Until days after the Closing Date.

    Number of signed copies of the Registration Statement (including exhibits): [ ]

    [Name[s] and Address[es] of the [Representative[s]][Underwriter[s]]:]

        The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

        The terms of the Underwriting Provisions are incorporated herein by reference.

        For purposes of Section 6 of the Underwriting Provisions, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter:                        in the prospectus supplement.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,
THE BOEING COMPANY
By:	Name Title:

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

        [Name of Representative]

By:
Name: Title:

        Acting on behalf of itself and as the Representative of
        the several Underwriters.

SCHEDULE A

Underwriter	Principal Amount of Securities
	[$	]

Total	[$	]